Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

U.S.A.

Dear Ladies and Gentlemen:

Re:  Neurokine Pharmaceuticals Inc. (the “Company”)

This letter confirms that we have reviewed Item 4.01, Changes in Registrant’s Certifying Accountant, of the Company’s Form 8-K dated March 10, 2014 and are in agreement with the statements made therein as it pertains to our firm.

Yours truly,

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Saturna Group Chartered Accountants LLP

Vancouver, Canada

March 18, 2014

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